Exhibit 99.1

For more information, contact: Joe A. Ewing, Vice President, Investor Relations 712/277-7305 jewing@terraindustries.com
Terra Industries Announces Preliminary Third Quarter Results
SIOUX CITY, IOWA (October 19, 2009) – Terra Industries Inc. (NYSE: TRA) (“Terra”) today announced preliminary results for the third quarter 2009.
Preliminary Third Quarter Results
Management currently expects 2009 third quarter revenues to be approximately $347.0 million, approximately 23% lower than 2009 second quarter revenues of $453.5 million and approximately 56% lower than 2008 third quarter revenues of $790.2 million. This decline is primarily due to lower nitrogen products selling prices and sales volumes, due generally to depressed UAN selling prices and customers’ reluctance to replenish inventories. Weaker agricultural and industrial demand related to the overall economic slowdown contributed to these results.
Management currently expects 2009 third quarter operating income to be approximately $54.2 million, approximately 59% lower than 2009 second quarter operating income of $131.9 million and approximately 74% lower than 2008 third quarter operating income of $209.5 million. The expected decrease in operating income is largely due to lower gross profits from the Company’s major products – ammonia, UAN and ammonium nitrate – than those realized in both the second quarter of 2009 and the third quarter of 2008. This decrease in operating income was also attributable to a curtailment of ammonia production at the Donaldsonville, Louisiana facility for the entire month of July 2009 as well as a three week periodically scheduled major maintenance at the Verdigris, Oklahoma plant and a two week maintenance-related outage at the Donaldsonville, Louisiana facility in September 2009. Management currently expects equity earnings of GrowHow UK to approximate $4.9 million in the third quarter of 2009. Aggregate equity earnings from the North American and United Kingdom joint ventures should approximate $11.1 million and aggregate cash distributions received from these joint ventures should approximate $15.3 million in the third quarter of 2009.
Management currently expects that 2009 third quarter net income attributable to Terra Industries Inc. will be approximately $45.9 million, approximately 43% lower than 2009 second quarter net income attributable to Terra Industries Inc. of $80.5 million, as lower income tax expenses offset a significant amount of the decline in operating income. The 2009 third quarter effective tax rate reflects benefits related to the reorganization of Terra’s subsidiary operations during the fourth quarter of 2008, and the expected utilization of state and federal tax credits. The rate also reflects benefits related to the finalization and filing of the Company’s 2008 tax return during the third quarter of 2009.

Terra Industries Inc.    ♦    600 Fourth Street    ♦    P.O. Box 6000    ♦    Sioux City, Iowa 51102-6000
www.terraindustries.com    ♦    712/277-1340    ♦    NYSE Ticker: TRA

NEWS from Terra Industries Inc .	October 19, 2009
Management currently expects the following balances or amounts as of or for the three month period ending September 30, 2009:

(Dollars in millions)
Cash and cash equivalents	$1,000.8
Total assets	$2,031.4
Customer prepayments	$40.9
Long-term debt	$330.0
Depreciation and amortization	$23.8
Analysis
Terra’s estimated 2009 third quarter results substantially lag those of the exceptional 2008 period, reflecting the effects of the overall economic slowdown on agricultural and industrial nitrogen demand. Though natural gas prices appreciated as the quarter progressed, the Company’s per-unit costs are expected to be favorable.
Ammonia selling prices have strengthened over the past months, but UAN markets have remained flat. Terra expects UAN selling prices to rebound as demand returns late this year when the harvest is complete and the Company’s customers turn their attention to restocking inventories for next spring. Looking further ahead, Terra remains positive about nitrogen business fundamentals. This fall’s harvest could well run later than usual due to late spring 2009 plantings and weather delays. Barring unfavorable field conditions, Terra expects fall ammonia application to return to normal levels. This, coupled with USDA’s projection for a large 2010 corn crop, should result in improving demand late in the fourth quarter and stronger first quarter 2010 UAN demand as dealer customers stock inventories for a busy spring application season. Fourth quarter sales volumes will depend on the timing of grower interest in securing supplies for the spring season, particularly with respect to UAN. Terra will actively manage production levels and inventories to match demand, especially in light of higher fourth quarter natural gas futures prices.
Terra is pleased with the continued growth in stationary emission abatement markets and is actively preparing for the initial stages of the diesel exhaust fluid market.
Outlook
Terra continues to expect positive fundamentals for the next crop year:
▪	Strong agricultural nitrogen demand—Recent improvements in the forward corn markets support expectations for U.S. corn plantings of 86-87 million acres in spring 2010. Nitrogen inventories were reduced coming out of the 2008-2009 fertilizer year; thus forecasted nitrogen demand will need to be met with higher domestic production levels and stronger import volumes. Because the nitrogen supply chain takes months to restock in preparation for the spring application season, Terra expects buying interest and product shipment levels to improve.

Terra Industries Inc.    ♦    600 Fourth Street    ♦    P.O. Box 6000    ♦    Sioux City, Iowa 51102-6000
www.terraindustries.com    ♦    712/277-1340    ♦    NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 19, 2009
▪	Strengthening nitrogen selling prices—Since the U.S. must import approximately 50% of its nitrogen needs, domestic prices must reach levels to attract imported material. Over the course of the third quarter, Terra saw domestic urea and ammonia prices strengthen closer to globally competitive levels. UAN prices did not realize a similar improvement; current prices remain at levels that will not attract adequate imports to meet demand, and do not reflect an appropriate comparative nutrient value. Terra believes UAN prices will appreciate to compete in global markets and more reasonably reflect its value to the end-user.
Factors that may temper the positive overall near-term outlook are:
▪	Natural gas costs—Natural gas prices have recently begun to appreciate, though inventories are at record levels. The price of natural gas will affect Terra’s costs, and could be impacted by winter heating demand, production levels and other factors.

▪	Timing of industrial demand recovery—Terra has seen some signs of improvement in industrial markets, but near-term industrial sales volumes will likely lag behind last year’s levels.
Terra expects to finalize preliminary results and report third quarter financial results on October 22, 2009.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about Terra’s expected third quarter financial results are preliminary and actual results may differ. Other forward-looking statements include Terra’s beliefs regarding the nitrogen and natural gas markets and Terra’s outlook for the next crop year, which beliefs and outlook may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

Terra Industries Inc. w 600 Fourth Street w P.O. Box 6000 w Sioux City, Iowa 51102-6000
www.terraindustries.com w 712/277-1340 w NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 19, 2009
•	changes in Terra’s third quarter financial results resulting from Terra’s quarterly close procedures, final adjustments and other developments that may arise between the date of this communication and the time Terra’s third quarter financial results are finalized,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note: Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com

Terra Industries Inc. w 600 Fourth Street w P.O. Box 6000 w Sioux City, Iowa 51102-6000
www.terraindustries.com w 712/277-1340 w NYSE Ticker: TRA